Micron Solutions, Inc. Announces Intention to Voluntarily Delist and Deregister its Common Stock; Financial Results for Fiscal 2019

March 16, 2020

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

FOR IMMEDIATE RELEASE

Micron Solutions, Inc. Announces

Intention to Voluntarily Delist and Deregister its Common Stock

Financial Results for Fiscal Year End 2019

FITCHBURG, MA, March 16, 2020 – Micron Solutions, Inc. (NYSE American: MICR) (the “Company”), a diversified contract manufacturing organization, through its wholly-owned subsidiary, Micron Products, Inc., producing highly-engineered, innovative components requiring precision machining and injection molding, announced today its Intention to voluntarily delist from the NYSE American (the “Exchange”) and to deregister its Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and suspend its SEC reporting obligations under Section 15(d) of the Exchange Act.  The Company is announcing its fourth quarter and year end results for the period ended December 31, 2019.

Delisting and Deregistration:

On March 16, 2020, the Company notified the Exchange of its intent to voluntarily delist its Common Stock from the Exchange. The Company currently anticipates that it will file with the Securities and Exchange Commission a Form 25 relating to the delisting of its Common Stock on or about March 26, 2020, and anticipates that the delisting of its Common Stock will become effective on or about April 6, 2020.

The Company has been reviewing its ability to regain compliance with the Exchange’s stockholder equity requirements as set forth in Section 1003(a)(iii) of the NYSE American Company Guide by December 12, 2020 (the “Cure Period”), and whether to continue the listing of its Common Stock on the Exchange.  After much discussion and deliberation, and after taking into account the Company’s net loss for the 2019 fiscal year, the previous four years of fiscal net losses, and the uncertainty of the transactions available to the Company to increase stockholders’ equity, including the sale of assets and capital raising, within the Cure Period, upon recommendation of a special committee comprised of independent directors, the Board of Directors has determined that it is unlikely to regain compliance with the Exchange’s stockholders’ equity requirements under Section 1003(a)(iii) of the NYSE American Company Guide by the end of the Cure Period.

The Company intends to apply to have its Common Stock quoted on the OTCQB Venture Market on the OTC Markets; however, there can be no assurances that its Common Stock will continue to be traded on such market.

Following the delisting of its Common Stock on the Exchange, the Company plans to file a Form 15 to deregister its Common Stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act, as the Company’s Common Stock is held by less than 300 stockholders of record.  The Company is taking this further action in order to reduce legal, accounting and administrative costs associated with being an SEC reporting company and allow management to increase its focus on improving performance by reducing time spent in complying with applicable SEC reporting requirements.

The Company intends to continue to provide periodic financial information, including continuing to engage an independent public accounting firm to perform an annual audit of the Company’s financial

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Micron Solutions, Inc. Announces Intention to Voluntarily Delist and Deregister its Common Stock; Financial Results for Fiscal 2019

March 16, 2020

statements.  Assuming that the Company’s Common Stock is quoted on the OTCQB Venture Market, the Company will provide financial and other business information under the OTC Market’s alternative reporting standards.

CEO Bill Laursen commented, “We believe that the alternative of listing on the OTCQB would allow us to continue to maintain a trading platform for our shareholders along with the ability to provide quarterly and annual financial reporting, at a reduced cost more appropriate for a company our size. This change will also allow us to better focus our efforts on improving operational performance.”

2019 Financial Results:

The Company intends to report its complete audited financial results when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the Securities and Exchange Commission which is expected to be filed on or before March 30, 2020. For fiscal year ended December 31, 2019, the Company expects to report the following financial results:

Micron Solutions, Inc.
Earnings Results
(Unaudited)
(In Thousands, except per share data)
	Year Ended December 31,
	2019	2018
Net Sales	$17,499	$19,565
Cost of Goods Sold	15,737	17,241
Gross Profit	1,762	2,324
Operating Expenses	3,477	3,081
Net Loss from Operations	(1,715)	(758)
Interest Expense	432	391
Other Income	(6)	(53)
Income Tax Provision	-	2
Net Loss	$(2,141)	$(1,098)
Weighted Average Common Shares Outstanding, Basic and Diluted	2,884	2,850
Loss Per Share - Basic and Diluted	$(0.74)	$(0.39)

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Micron Solutions, Inc. Announces Intention to Voluntarily Delist and Deregister its Common Stock; Financial Results for Fiscal 2019

March 16, 2020

Micron Solutions, Inc.
Selected Balance Sheet Data
(Unaudited)
(In Thousands)
	Year Ended December 31,
	2019	2018
Accounts Receivable, Net	$ 2,152	$ 2,326
Inventories	2,469	3,685

Total Assets	$ 8,734	$ 12,281

Revolving Line of Credit & Notes Payable	5,302	5,972

Total Liabilities	$ 6,532	$ 8,193
Total Shareholder's Equity	2,202	4,088
Total Liabilities and Shareholder's Equity	$ 8,734	$ 12,281

About Micron Solutions, Inc.

Micron Solutions, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding.  The Company also contract manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class contract manufacturer with a specialized focus on plastic injection molding and highly-engineered medical devices and components requiring precision machining.

The Company routinely posts news and other important information on its websites:

http://www.micronsolutionsinc.com and http://www.micronproducts.com

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Micron Solutions, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements;  the level of and ability to generate sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; reliance on revenues from exports and impact on

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Micron Solutions, Inc. Announces Intention to Voluntarily Delist and Deregister its Common Stock; Financial Results for Fiscal 2019

March 16, 2020

financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about the Company's financial results is included in the Company's most recent Annual Report on Form 10-K and other subsequent filings with the Securities and Exchange Commission.

For more information, contact:

Mr. Wayne Coll
Chief Financial Officer
978.345.5000

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